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                                                                  Exhibit 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Form S-1 Registration Statement registering $28,750,000 of 6.5 to 8.0% convertible subordinated debentures due December 15, 2003 and 3,450,000 common shares.


                                                         /s/ Arthur Andersen LLP